UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2012

GREEN BALLAST, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-54568	45-1629984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2620 Thousand Oaks Blvd., Suite 4000, Memphis, Tennessee		38118
(Address of principal executive offices)		(Zip Code)
(901) 260-4400
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 16, 2012, Green Ballast, Inc. (the “Company”) entered into a loan agreement with Gemini Master Fund, Ltd. (“Gemini”) and Green Ballast LLC (“GBL”), pursuant to which the Company issued promissory notes to each of Gemini and GBL (collectively, the “Short-Term Notes”). The Company may draw up to $150,000 under each Short-Term Note. On April 16, 2012, the Company had received $75,000 from each of Gemini and GBL under the Short-Term Notes. The Short-Term Notes bear interest at 12% per annum, mature on July 16, 2012, and are secured by all of the Company’s assets. The Short-Term Notes are subject to terms of the security interests granted to Gemini and GBL on April 15, 2011, in connection with our initial capitalization and the purchase of assets.

The Short-Term Notes contain standard provisions relating to the default and acceleration of the Company’s obligations upon the occurrence of an event of default, including: (i) failure to pay principal or interest; (ii) failure to comply with specified agreements, covenants or obligations; (iii) commencement of bankruptcy or other insolvency proceedings by or against the Company; (iv) entry into a change of control transaction; (v) material adverse change in condition, value or operation of a material portion of the collateral; (vi) filing of a monetary judgment against the Company for more than $50,000; and (v) event of default under the promissory notes previously issued to Gemini and GBL.

The Short-Term Notes contain covenants which prohibit the Company from taking any of the following actions: (i) incur debt (unless otherwise permitted); (ii) create any liens (unless otherwise permitted); (iii) repay any debts, others than regularly scheduled payments under existing debt; and (iv) enter into transactions with affiliates that must be disclosed in public filings with the Securities and Exchange Commission.

GBL is the holder of 32,500,000 shares of common stock of the Company and a $1,800,000 promissory note issued on April 15, 2011. IRC - Interstate Realty Corporation (“IRC”) is the managing member of GBL.  IRC is the beneficial owner of the shares of common stock held by GBL by virtue of its voting and investment power over the shares. The Company’s Chief Executive Officer, J. Kevin Adams is the chairman and chief executive officer of IRC.

Gemini is the holder of a $1,800,000 promissory note convertible into 8,000,000 shares of our common stock and warrants exercisable into 5,000,000 shares of our common stock.

The foregoing summary of the loan agreement and the Short-Term Notes set forth in this Item 1.01 is qualified in its entirety by reference to the text of the loan agreement and the Short-Term Notes, copies of which are incorporated by reference herein as Exhibits 10.1, 10.2 and 10.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Loan Agreement dated April 16, 2012, between Green Ballast, Inc., Gemini Master Fund Ltd. and Green Ballast LLC

10.2	12% Senior Secured Note dated April 16, 2012, issued to Green Ballast LLC.

10.3	12% Senior Secured Note dated April 16, 2012, issued to Gemini Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2012

Green Ballast, Inc.

By:	/s/ William H. Bethell

Name: William H. Bethell
Title: Chief Financial Officer